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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: October 22, 1998


                        FIDELITY NATIONAL FINANCIAL, INC.
                        ---------------------------------
             (Exact name of Registrant as specified in its charter)


        Delaware                          1-9396                        86-0498599
----------------------------      ------------------------     ----------------------------
(State or other jurisdiction      (Commission File Number)     (IRS Employer Identification
     of incorporation)                                                   Number)


          17911 Von Karman Avenue, Suite 300, Irvine, California 92614
          ------------------------------------------------------------
                    (Address of principal executive offices)

                                 (949) 622-5000
                                 --------------
              (Registrant's telephone number, including area code)

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Item 5. Other Events

        Alamo Title Holding Company
        ---------------------------

        On August 20, 1998, Fidelity National Financial, Inc. (the "Company") completed the acquisition of Alamo Title Holding Company ("Alamo"). Alamo, through its subsidiaries, is a regional underwriter of title insurance policies and performs other title-related services. The acquisition was effected by means of a merger of a wholly-owned subsidiary of the Company with and into Alamo, with Alamo surviving the merger as a wholly-owned subsidiary of the Company. As a result of the merger, each of the 1,356,638 shares of Alamo's common stock were converted into 1.491 shares of the Company's Common Stock, plus cash in lieu of fractional shares. This transaction has been accounted for as a pooling-of-interests.

        Combined revenue and net earnings of the pooled companies for the three-month period ended September 30, 1998 are listed below (amounts are unaudited and in thousands):

                      Revenue                    $329,416
                                                 ========

                      Net earnings               $ 26,801
                                                 ========

        Election of Officer
        -------------------

        On October 1, 1998, the Board of Directors of Fidelity National Financial, Inc. elected Alan L. Stinson, Executive Vice President - Financial Operations, of Fidelity National Financial, Inc.

Item 7. Financial Statements and Exhibits

        (c) Exhibits

            None

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            FIDELITY NATIONAL FINANCIAL, INC.


Dated: October 22, 1998                     /s/ M'Liss Jones Kane
                                            ------------------------------------
                                            M'Liss Jones Kane
                                            Senior Vice President, General
                                            Counsel and Corporate Secretary